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                                                                   EXHIBIT 11.01

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1999

                           CARAUSTAR INDUSTRIES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

           COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE

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
                                                            THREE MONTHS ENDED    NINE MONTHS ENDED
                                                               SEPTEMBER 30,        SEPTEMBER 30,
                                                            -------------------   -----------------
                                                              1999       1998      1999      1998
                                                            --------   --------   -------   -------
Earnings:
  Net income available to common stock....................  $10,055    $12,793    $31,786   $39,301
                                                            -------    -------    -------   -------
Shares:
  Weighted average common shares outstanding..............   25,100     25,402     24,942    25,353
  Dilutive effect of stock options........................      112        137        127       192
                                                            -------    -------    -------   -------
  Average diluted shares outstanding and equivalents......   25,212     25,539     25,069    25,545
                                                            -------    -------    -------   -------
Basic earnings per common share:
  Net income..............................................  $  0.40    $  0.50    $  1.27   $  1.55
                                                            =======    =======    =======   =======
Diluted earnings per common share:
  Net income..............................................  $  0.40    $  0.50    $  1.27   $  1.54
                                                            =======    =======    =======   =======
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